UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2012

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 22, 2012, Scientific Learning Corporation (the “”Company”) entered into a Securities Purchase Agreement (the “Agreement”), by and among the Company and the Investors (as defined therein), pursuant to which the Company will issue (i) 4,176,420 shares of its common stock at a price per share of $1.73 (the “Shares”) and (ii) warrants to purchase 2,505,852 shares of its common stock (the “Warrants”) in a private placement (the “Placement”).  The Company will receive aggregate gross proceeds of approximately $7,225,000 from the Placement.  The Warrants will be exercisable at an exercise price equal to $1.82 per share, which represents a 10% premium over the closing price of the Company’s common stock on the NASDAQ Global Market on March, 22, 2012.  The warrants are exercisable beginning on the closing date and will expire 60 months from the date of issuance.  The closing of the Placement is expected to occur on March 28, 2012, subject to customary closing conditions.

First Analysis Securities Corporation acted as a placement agent for the Placement.  They will receive a fee in connection with the Placement.

Pursuant to the Agreement, the Company agreed to file a registration statement covering the resale of Shares and the shares of common stock underlying the Warrants issued and issuable to the Investors no later than 30 days from the closing of the Placement, and to seek to have such registration statement declared effective no later than 90 days from the closing of the Placement, or if the Company’s registration statement is reviewed by the Securities and Exchange Commission, 135 days from the closing of the Placement.

The foregoing is not a complete summary of the terms of the Placement, the Agreement or the Warrants described in this Item 3.02, and reference is made to the complete text of the Agreement and the form of Warrant attached hereto as Exhibits 10.1 and 4.1, which are incorporated by reference into this Item 1.01.  On March 23, 2012, the Company issued a press release announcing the Placement, a copy of which is attached hereto as Exhibit 99.1 (the “Press Release”) and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information pertaining to the issuance of the Shares and Warrants pursuant to the Agreement in Item 1.01 is incorporated herein by reference in its entirety.  Upon issuance, the Shares and Warrants will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Company intends to issue the Shares and Warrants in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Warrant to Purchase Common Stock

10.1	Securities Purchase Agreement by and among Scientific Learning Corporation and the Investors (defined therein), dated as of March 22, 2012

99.1	Press Release issued by Scientific Learning Corporation on March 23, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: March 23, 2012	By:	/s/ Linda L. Carloni
Title: Sr. Vice President and General Counsel